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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of report (Date of earliest event reported):
                                  APRIL 4, 2000


                         ALBANY MOLECULAR RESEARCH, INC.
             (Exact Name of Registrant as Specified in Its Charter)


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            DELAWARE                                  000-25323                              14-1742717
(State or Other Jurisdiction                  (Commission File Number)                     (IRS Employer
       of Incorporation)                                                                Identification No.)

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                   21 CORPORATE CIRCLE, ALBANY, NEW YORK 12203
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (518) 464-0279


                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On April 4, 2000, Albany Molecular Research, Inc. (the "Company") dismissed KPMG LLP ("KPMG") and engaged PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. In each case, the decision was approved by the Board of Directors of the Company, upon the recommendation of the Audit Committee.

     KPMG's reports on the consolidated financial statements of the Company for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of KPMG, there were no disagreements with KPMG regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report.

     The Company delivered a copy of this current report on Form 8-K to KPMG on April 7, 2000. The Company requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated April 10, 2000, has been filed as an exhibit to this current report on Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

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            EXHIBIT NO.                               DESCRIPTION

              16.1                                    Letter dated April 10, 2000 from KPMG LLP
                                                      to the Securities and Exchange Commission
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 ALBANY MOLECULAR RESEARCH, INC.


Date: April 10, 2000                             By:  /s/ David P. Waldek
                                                     --------------------------
                                                     David P. Waldek
                                                     Chief Financial Officer